UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Laredo Oil, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-153168	26-2435874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Guadalupe Street, Suite 260, Austin, Texas 78705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 337-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2022, Laredo Oil, Inc. (the “Company”), Bradley E. Sparks, the Company’s Chief Financial Officer and a director of the Company (“Sparks”), and Olfert No. 11-4 Holdings, LLC (“Olfert”) executed an Assignment Agreement and Consent (the “Assignment Agreement”). The Assignment Agreement provides, among other things, for the Company to assign to Sparks the rights to purchase up to 356,243 of the 500,000 membership units of Olfert then held by the Company, in exchange for Sparks’ payment to Olfert of $356,243 of the Company’s remaining $500,000 capital commitment to Olfert. The Assignment Agreement was approved by the uninterested members of the Company’s Board of Directors. The description of the Assignment Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
1.1	Assignment Agreement and Consent dated June 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laredo Oil, Inc.

By:	/s/ Mark See
Name:	Mark See
Title:	Chief Executive Officer

Dated: June 24, 2022

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